Exhibit (11)

STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

The information required by this Exhibit is set forth under Note 1 “Organization and Summary of Significant Accounting Policies—Basic Earnings per Share” and “—Diluted Earnings per Share” and Note 10 “Earnings per Share” of the Company’s financial statements in “ITEM 7- FINANCIAL STATEMENTS” of this Form 10-K.

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